FOR IMMEDIATE RELEASE
                                                           ---------------------

  PROCTER & GAMBLE TO OFFER CASH ONLY TENDER OFFER FOR WELLA PREFERENCE SHARES
  ----------------------------------------------------------------------------

         CINCINNATI, USA, April 8, 2003 - The Procter & Gamble Company (NYSE:
PG) announced today that it intends to make a cash only tender offer of
(euro)61.50 per share for Wella AG preference shares (FSE:WAD3).

         On March 18, 2003 P&G announced it had signed an agreement to purchase a controlling interest from the majority voting shareholders of Wella AG and that it would also make a tender offer to Wella's preference shareholders with a cash value of (euro)61.50 per share. In addition, the Company indicated that it might offer P&G shares to Wella AG's preference shareholders as an alternative to the cash offer. The share alternative would have been conducted at the same value as the cash offer.

         The added complexity of a share alternative could significantly delay the regulatory clearance process. In order to speed up the tender process, P&G has therefore decided to submit a cash only tender offer.

         Procter & Gamble will submit the tender offer documentation to the Bundesanstalt fur Finanzdienstleistungsaufsicht (BaFin) during the week of April 7, 2003 for their review. Assuming regulatory acceptance, the tender offer to Wella A.G. shareholders is expected to be launched in late April following approval by the regulatory authority.

         All statements, other than statements of historical fact included in this news release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the achievement of expected cost and tax savings associated with changes in the Company's organization structure; (2) the ability to achieve business plans, including growing volume profitably, despite high levels of competitive activity, especially with respect to the product categories and geographical markets in which the Company has chosen to focus; (3) the ability to manage and maintain key customer relationships; (4) the achievement of growth in significant developing markets such as China, Turkey, Mexico, the Southern Cone of Latin America, the countries of Central and Eastern Europe and the countries of Southeast Asia; (5) the ability to successfully manage regulatory, tax and legal matters, including resolution of pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas; (7) the ability to successfully manage currency (including currency issues in Latin America), interest rate and certain commodity cost exposures; (8) the ability to manage the continued political and/or economic uncertainty in Latin America (including Venezuela) and the Middle East, as well as any political and/or economic uncertainty due to terrorist activities or war (including Korea); and (9) the successful acquisition, transition, integration, and operation of the Wella business. If the Company's assumptions and estimates are incorrect or do not come to fruition, or if the Company does not achieve all of these key factors, then the Company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.



ABOUT WELLA
-----------
         Founded in 1880, Wella is a leading beauty care company selling its products in more than 150 countries. The company's three divisions include professional hair care, retail hair care, and cosmetics and fragrances. Some of its well-known brands include Wella(R), Koleston(R), Sebastian(R), Graham Webb(R) and High Hair(R) professional hair care lines; Wellaflex(R), ShockWaves(R), Ultra Sheen(R), and Vivality(R) consumer retail hair care products; Gucci(R), Rochas(R), Escada(R) and Montblanc(R) fragrances. For more information, please visit the website at WWW.WELLA.COM.



ABOUT P&G
---------
         P&G markets a range of well-known beauty and health care brands including: Pantene(R), Head & Shoulders(R), Olay(R), Clairol Nice`n Easy(R), Herbal Essences(R), Cover Girl(R), Max Factor(R), Noxzema(R), Old Spice(R), Hugo Boss(R), Crest(R), Vicks(R), Actonel(R), PUR(R) and more. P&G employs nearly 102,000 people in more than 80 countries. For more information please visit the website at WWW.PG.COM.

                                      # # #

MEDIA RELATIONS CONTACTS:
------------------------
P&G Corporate Media Center in the U.S.: 1.866.PROCTER or 1.866.776.2837 P&G Corporate Contact in Germany: Detlef Schermer, 49.6196.89.4369
                                   or 49.6196.89.4577

P&G INVESTOR RELATIONS CONTACT:
------------------------------
John Goodwin, 513-983-2414